Exhibit 10.14

AMENDMENT NO. 1

TO

MASTER REINSURANCE AGREEMENT

BY AND BETWEEN

OLD RELIANCE INSURANCE COMPANY

AND

AMERICAN FOUNDERS LIFE INSURANCE COMPANY

DATED AS OF DECEMBER 20, 1999

The undersigned parties to the Master Reinsurance Agreement By and Between Old Reliance Insurance Company and American Founders Life Insurance Company dated as of December 20, 1999, hereby agree to the following amendments to said Master Reinsurance Agreement:

The RECITALS: section is hereby amended to read as follows:

WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Cedant desires to cede to Reinsurer, and Reinsurer desires to reinsure on a 75% quota share basis, certain liabilities of Cedant arising under the Reinsured Policies pursuant to the provisions of Reinsurance Agreement No. 1; and

WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, the parties desire to provide for the continuing administration of the Reinsured Policies pursuant to the provisions of Reinsurance Agreement No. 1;

NOW, THEREFORE, in consideration of, and in reliance upon, the mutual promises and the representations, warranties, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

Section 1.01 definition of Assumed Liabilities is hereby amended to read as follows:

(a) 75% of Cedant’s contractual liabilities arising under the express terms of the Reinsured Policies, except for any contractual liabilities for any dividends left on deposit with the Cedant and/or any premium deposit funds because such liabilities shall be Retained Liabilities, where the insured is still alive as of the Closing Date;

(b) liability for Extra Contractual Obligations arising solely from any act, error or omission of Reinsurer, or any of its respective officers, employees, agents or representatives,

(c) 75% quota share liability for premium taxes due in respect of Premiums paid after the Closing Date, provided that the Reinsurer’s liability for such premium taxes shall not (with respect to any given calendar year) exceed the difference obtained by subtracting (i) from (ii) where (i) is the applicable Premium Tax Credit, and (ii) is the product obtained by multiplying Premiums paid after the Closing Date and during the applicable calendar year by the applicable premium tax rate imposed under the laws of the jurisdiction in which such Premiums were generated,

(d) 75% quota share liability for Commissions first becoming due and owing after the Closing Date,

(e) 75% quota share liability for amounts payable after the Closing Date for returns or refunds of Premiums; and

(f) 75% quota share liability for guarantee fund assessments attributable to insolvencies which occur on or after the Closing Date, but only to the extent provided in Reinsurance Agreement No. 1.

Section 1.01 definition of Ceding Commission is hereby amended to read as follows:

“Ceding Commission” means $2,400,000. $1,900,000 of the Ceding Commission shall be paid on the Closing Date. The remaining $500,000 of the Ceding Commission shall be paid 30 days after the Closing Date so long as Cedant has not breached any of the representations and warranties contained in Article III of this Agreement. If Cedant breaches any of the representations and warranties contained in Article III of this Agreement, Reinsurer shall have the right to offset its damages from such breach from the remaining $500,000 of the Ceding Commission.

Section 2.01(c)(i) is hereby amended to read as follows:

Cedant and Reinsurer shall execute, if not previously executed, Reinsurance Agreement No. 1 pursuant to which Cedant shall cede and Reinsurer shall reinsure and assume the Assumed Liabilities relating to the Reinsured Policies and Cedant shall assign to Reinsurer on a 75% quota share basis its rights, title and interest in and to the Premiums, Policy Loans, fees, reinsurance and other third-party recoveries and any other amounts payable with respect to the Reinsured Policies; and

Section 3.03 is hereby amended to read as follows:

Cedant has good, marketable, first lien priority position title to all of the securities and mortgages listed on Schedule 2.01(c)(iii) hereto, free from, and clear of, any lien, claim, assessment, mortgage, encumbrance, security interest, charge, title defect or other restriction or objection of any nature whatsoever. All of the information contained in Schedule 2.0l(c)(iii), including without limitation information as to the issuer, coupon yield, maturity date, CUSIP number, par value, principal amount and whether such securities were issued pursuant to a private placement (i.e. pursuant to an exemption from registration available under the Securities Act of 1933, as amended), is complete and accurate and does not omit any information necessary to make the information contained therein not misleading.

Schedule 2.0l(c)(iii) details 13 secured real property loans (the “Loans”). Schedule 2.0l(c)(iii) at the least, sets forth, for each Loan, the name of the borrower, the date and amount and interest rate set forth in the promissory note (and any amendment or modification thereof), the current outstanding principal balance, the amount of any accrued but unpaid interest, the date through which payments have been made, and the recording information for the applicable deed of trust or mortgage, as the case may be. As of Closing, Cedant shall assign all of its rights, titles and interest in and to each Loan (including each note, mortgage and/or deed of trust (as the case may be)), and all other benefits, entitlements, proceeds, interests and sums, relating to said loans, to Reinsurer.

Cedant represents, warrants, covenants and agrees that: the Schedule of Loans is true and correct in all material and respects, and each Loan (and each document which creates, evidences, secures or affects each loan), is binding and enforceable in accordance with its terms. In the event Seller does not have an original note, deed of trust or other Loan document, then Cedant will, immediately after the Closing of the transaction execute such Affidavits and Indemnities as are necessary and are required by Reinsurer to confirm that Cedant owns said Loans and is conveying same to Reinsurer. Cedant shall also execute all such endorsements, allonges, assignments of deeds of trust or mortgages and such other instruments as are necessary, and at Cedant’s sole cost and expense, shall cause such instruments to be recorded in the appropriate jurisdictions, to effect the transfer of said Loans, as against all third parties, to Reinsurer. Cedant shall also, at its sole cost and expense, obtain a title insurance policy (or an endorsement to any existing title insurance policy) which confirms that Reinsurer is the holder of all interests securing each Loan which have been placed of record, that Reinsurer is the insured under the applicable title policy, and that said deed of trust and/or mortgage is and remains a valid first lien or encumbrance on the property described therein, subject to only the matters set forth as an exception to the original title policy.

Cedant further represents, warrants, covenants and agrees as follows:

(a)                                 Each Loan has been paid as agreed, other than exceptions or deviations as set forth in the Schedule;

(b)                                   There are no other documents, agreements, amendments, modifications, or other instruments of any kind which affect either the note, the deeds of trust or mortgages, or the loans generally, other than as set forth in each Loan file which has previously been given to Reinsurer.

(c)                                  Each note is secured only by the deed of trust and mortgage which is applicable and set forth in the file, and each said deed of trust or mortgage does not serve as collateral security for any other obligation.

(d)                                Each note represents a bona fide, valid and legally enforceable obligation of each borrower in accordance with its terms, and no defense, set-off, claim or counterclaim exists against Cedant that could be asserted against the holder of the note.

(e)                                  No fees or charges in the nature of interest other than the interest at the rate set forth in each note have been paid or are to be paid in connection with each note by any borrower.

(f)                                    Cedant has no knowledge of any bankruptcy, insolvency or similar proceedings initiated by any Borrower or Cedant.

(g)                                 Cedant owns the notes, deeds of trust and/or mortgages and the loans free and clear of all matters or interests of any other person or party.

(h)                                 No sums have been impounded by Cedant under the terms of any Loan document, except as shown on the Schedule.

(i)                                    By conveying each Loan to Reinsurer, Cedant confirms that Reinsurer will acquire each note for value, in good faith, and without notice that any note is overdue or has been dishonored and without notice of any other claim, defense or impairment as to the enforceability of the note. Accordingly, Reinsurer will hold each note as a “holder in due course”. To the best of Cedant’s knowledge, there are no suits, actions, legal proceedings or claims pending or threatened by any person, corporation or other legal entity affecting or involving any Loan. To the best of Cedant’s knowledge, there has been no release of any contamination, hazardous waste, toxic substance, or petroleum based products upon or within the real property encumbered by

(a)                                 Each Loan has been paid as agreed, other than exceptions constitute a violation of any applicable governmental law, rule or regulation.

G)                                   Cedant expressly understand and agrees that Reinsurer may, in asserting any remedies for breach of the foregoing representations, warranties, or covenants against Cedant, assert a claim and apply such a portion of the remaining $500,000.00 of the Ceding Commission as is necessary to cure said default and/or claim.

Section 11.01(c) is hereby amended to read as follows:

by Reinsurer, by written notice to Cedant, if a breach of any representation, warranty, covenant or agreement on the part of Cedant set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Article VII not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt by Cedant of notice of such breach from Reinsurer;

This Amendment No. 1 is hereby approved and adopted by the undersigned parties as of December 30, 1999.

AMERICAN FOUNDS LIFE INSURANCE COMPANY

By:	/s/ Wayne Schreck

Name:	Wayne Schreck

Title:	President

OLD RELIANCE INSURANCE COMPANY

By:	/s/ Richard J. Lawson

Name:	Richard J. Lawson

Title:	President